AMETRINE CAPITAL, INC.

Debt Conversion Agreement

AGREEMENT, dated as of September 21, 2010 between Meitav Underwriting Ltd., a corporation organized under the laws of the State of Israel (“Meitav”), and Ametrine Capital, Inc., a Delaware corporation (“Ametrine”).

WHEREAS, Ametrine has registered on Form N-2 under the Securities Act of 1933, as amended (the “Act”), 10,000,000 shares of common stock for public sale at an offering price of $0.05 per share; and

WHEREAS, Meitav has partially paid for the organizational costs, expenses connected with the registration on Form N-2 for Ametrine, and other ongoing expenses in the form of an interest-free loan to Ametrine in the amount of $85,238; and

WHEREAS, Meitav has elected to convert the total amount outstanding under its loan to Ametrine into shares of common stock;

Meitav and Ametrine agree as follows:

1.           Conversion of Shares.  Ametrine hereby issues to Meitav, and Meitav hereby receives from Ametrine 1,704,760 shares of Common Stock in Ametrine (the “Shares”), issued at a cost of $0.05 per Share, with a par value of $0.01 per Share, in exchange for the satisfaction of all of Ametrine’s outstanding debt to Meitav.

2.           Investment Representation.  Meitav hereby represents and warrants to Ametrine that it is acquiring the Shares for its own account for investment and not with a view to or for sale in connection with any distribution thereof, and that it has no present intention of selling or distributing any of the Shares.

Meitav hereby acknowledges that it understands that the Shares have not been registered under the Act, or any state securities law (“Blue Sky Law”) and that the Shares constitute “restricted securities” within the meaning of the rules promulgated under the Act.  Meitav agrees that it will make no sale, assignment or transfer of any interest in any of the Shares in the absence of an effective registration statement under the Act and under applicable Blue Sky Law, or an exemption from such registration is available.  The stock certificates for the Shares will bear a legend to this effect.

Meitav acknowledges that it has been afforded an opportunity to ask such questions and obtain such information as it determines is necessary in order to understand the risks of purchasing the Shares.

3.           General Provisions.

(a)           This Agreement shall be construed and enforced in accordance with and governed by Delaware law.  This Agreement represents the entire agreement between the parties with respect to the Shares and may only be modified or amended in a writing signed by both parties.

(b)           Meitav and Ametrine agree upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the day and year first above written.

MEITAV UNDERWRITING LTD.			AMETRINE CAPITAL, INC.

/s/ Arner Stepak
By:	/s/ Yonatan Malca		By:	/s/ Lior Ostashinsky
	Title: CEO			Title: President
	Print name:	Yonatan Malca		Print name: Lior Ostashinsky
Avner Stepak